Exhibit 23.2

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We consent to the incorporation by reference in Registration Statement
No. 333-42926 of Big Dog Holdings, Inc. and subsidiaries (the "Company") on Form S-8 of our report dated March 23, 2004, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2003.

Deloitte & Touche LLP

Los Angeles, California
March 30, 2005